                                                                    Exhibit 99.1

Press Release

SOURCE: Data Critical Corporation


Data Critical's Acquisition by GE on Course to Close by End of September

FTC Completes Review of Filings; Stockholder Meeting Date Set

BOTHELL, Wash., Aug 30 /PRNewswire/ -- Data Critical Corporation (Nasdaq: DCCA -
                                                                          ------
news), a wireless communication technology company serving the healthcare
----
market, announced today that it has received antitrust clearance from the U.S. Federal Trade Commission and the U.S. Department of Justice for its proposed acquisition by General Electric Company (NYSE: GE - news). Both government
                                               ---------
agencies granted early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In addition, Data Critical set its special meeting date to vote on approval of the merger agreement for September 11, 2001 and mailed the proxy statement relating to the special meeting to its stockholders. Data Critical officials expect completion of the transaction by the end of third quarter 2001.


About Data Critical Corporation

Data Critical Corporation develops and distributes wireless and Internet systems for communicating critical health care data. The company offers StatView(TM), AlarmView(TM) and FlexView(TM), a line of wireless alarm notification products for hospitals. It also provides MobileView(TM) and ECGStat(TM), a line of wireless products for physicians as well as WebChart(TM) and PocketChart(TM) and software for managing the care of cardiac patients with implanted devices. Data Critical's VitalCom subsidiary develops PatientNet(TM), a real-time open and wireless patient information network. Additional information about Data Critical is available at www.datacritical.com.

This press release contains forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time of the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "will," "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Data Critical's actual results include, but are not limited to, the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on form 10-Q for the quarter ending June 30, 2001. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Data Critical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Contact:
     Data Critical Corporation
     Michael Singer, 425/482-7000